Exhibit 99.1

CONTACT INFORMATION

Investor Relations
Contact:	Blair A. (Andy) Rieth, Jr., Vice President, Investor Relations
Phone:	312-819-7259
Email:	andy.rieth@hill-rom.com

Media
Contact:	Larry Baumann, Executive Director, Corporate Communications
Phone:	312-819-7248
Email:	larry.baumann@hill-rom.com
HILL-ROM REPORTS PRELIMINARY FISCAL FIRST QUARTER REVENUE

CHICAGO, Ill., January 14, 2015 -- Hill-Rom Holdings, Inc. (NYSE:HRC) today announced preliminary unaudited revenue for its fiscal first quarter of 2015.

Hill-Rom expects to report quarterly revenue of approximately $465 million for the quarter ended December 31, 2014, an increase of approximately 18 percent, or approximately 21 percent on a constant currency basis, compared to last year.  Excluding Trumpf Medical revenue, reported revenue grew approximately 3 percent, or 5 percent on a constant currency basis.

Hill-Rom will release its full first quarter results and financial outlook on February 3, 2015, as previously announced.

First Quarter Preliminary Analysis

-- North America Acute Care.  North America Acute Care revenue grew about 10 percent to approximately $225 million.  Capital sales increased 19 percent year over year, primarily driven by higher patient support systems sales, and capital backlog grew sequentially compared to the fourth quarter.

-- International.  International segment revenue declined about 9 percent (3 percent on a constant currency basis) to approximately $114 million, due primarily to delayed tenders in Europe.

-- Surgical/Respiratory Care.  Surgical and Respiratory Care revenue doubled to approximately $126 million, primarily due to the acquisition of Trumpf Medical, which closed August 1, 2014.  Excluding the Trumpf revenue contribution, Surgical and Respiratory Care organic revenue grew approximately 6 percent on a reported and constant currency basis.

Discussion of Adjusted Financial Measures

Hill-Rom Holdings, Inc. routinely provides revenue measured on a constant currency basis because the Company’s management believes that the presentation provides useful information to investors.  This measure controls for currency fluctuations over the relevant time period.

Management uses this measure internally for planning, forecasting and evaluating the performance of the business. Investors should consider non-GAAP adjusted measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Conference Call Webcast and Dial-in Information

As previously announced, the Company will host a conference call and webcast Tuesday, February 3, 2015 at 8:00 a.m. ET.

Webcast: To join the live webcast with audio, go to http://ir.hill-rom.com/events.cfm or http://edge.media-server.com/m/p/gugxp3zm. The webcast slide deck will be posted to the Hill-Rom website prior to the webcast.

Conference Call Audio Only Dial-in information: To join the live conference call, dial 877-304-8969 domestic callers / 631-291-4543 international callers.  The following Confirmation Code is required for both: 57960500.  Callers will need to provide their name, company affiliation and telephone number to the conference operator.

A recording of the webcast/call audio will be available for telephone replay through February 10, 2015.  To access the replay, dial 855-859-2056 domestic callers / 404-537-3406 international callers.  For the replay, callers will need to use confirmation code 57960500.  If you are unable to listen to the live webcast or the telephone replay, the webcast will be archived at http://ir.hill-rom.com/events.cfm.

About Hill-Rom Holdings, Inc.

Hill-Rom is a leading global medical technology company with more than 7,000 employees worldwide.  We partner with health care providers in more than 100 countries by focusing on patient care solutions that improve clinical and economic outcomes in five core areas: Advancing Mobility, Wound Care and Prevention, Clinical Workflow, Surgical Safety and Efficiency, and Respiratory Health. Around the world, Hill-Rom's people, products, and programs work towards one mission: Enhancing outcomes for patients and their caregivers.

www.hill-rom.com

Disclosure Regarding Forward Looking Statements

Certain statements herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. For a more in depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or revise any forward-looking statements.
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